PARTNERSHIP AGREEMENT
	        OF
	  QUALITY FEEDERS


This Partnership Agreement is made and entered into as of
                 , 1997, by and between Moorman's Quality Feeders, LLC, an Illinois limited liability company ("Moorman") and Red Oak Feeders, L.C., an Iowa limited liability company ("Red Oak")
(Moorman and Red Oak, collectively, the "Partners").

     WITNESSETH:

     WHEREAS, Moorman and Red Oak desire to organize and operate a business for the purposes of purchasing, buying, feeding, raising and selling cattle; and

     WHEREAS, in order to organize and operate such business
Moorman and Red Oak have agreed to form a general partnership which shall be conducted upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the Members hereby agree as follows:

     Section 1.     The Partnership

     1.01 Organization. The Partners agree to form and constitute a partnership as a general partnership (the "Partnership") pursuant to and in accordance with the Act.

     1.02   Name.  The name of the Partnership is Quality Feeders.

     1.03 Principal Office. The address of the principal business office of the Partnership within the State of Illinois shall be 1000 North 30th Street, Quincy, Illinois or such other address as may be designated from time to time by the Management Committee.


     1.04 Duration. The duration of the Partnership shall be perpetual, unless the Partnership is earlier dissolved (i) in accordance with either the provisions of this Agreement or the Act or (ii) by either Partner, at any time, by written notice of such dissolution given by the dissolving Partner to the other Partner(s) not less than sixty (60) days prior to the dissolution date.

     1.05 Purposes. The purposes of the Partnership is to engage in the business of purchasing, buying, feeding, raising and selling cattle, including acquiring option contracts and/or futures contracts thereon; and to engage in such other activities and businesses as may be necessary or desirable in furtherance of the foregoing purposes or as may be incidental or related thereto.

     1.06 Purposes Limited. The Partnership is to be engaged in business only for the purposes specified in Section 1.05 hereof.
 Except as otherwise provided in this Partnership Agreement, the Partnership shall not engage in any other activity or business and no Partner shall have any authority to hold itself out as a general agent of another Partner in any business or activity. The Partners shall use the Partnership's credit and assets only for the benefit of the Partnership and none of the Partnership's Assets shall be transferred or encumbered for or in payment of any individual obligation of a Partner.

     1.07 Title To Property. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall ahve any ownership interest in such property in its individual name or right, and each Partner's interest in the Partnership shall be personal property for all purposes

     1.08 Definitions. The following capitalized terms used in this Agreement shall have the following meanings:

     (a) "Accountants" shall mean an independent firm of certified public accountants to be agreed upon by Moorman and Red Oak.

     (b) "Act" shall mean the Illinois Uniform Partnership Act, as set forth in 805 ILCS 205/1 et. seq., as amended from time to time (or any corresponding provision of succeeding law.)

     (c) "Adverse Act" means, with respect to any Partner, any of the following:

          (i) A failure of such Partner to make any Capital Contribution required pursuant to Sections 5.01 and 5.02 of this Agreement and the election by the Nondefaulting Partner under Section 5.03(a) or (b) to treat such failure as an Adverse Act (to the extent that the provisions thereof are not complied with by the Defaulting Partner);

          (ii)  A transfer of all or any portion of a Partner's
     Interest in the Partnership except as permitted by this Agreement;

          (iii) An Event of Bankruptcy with respect to such Partner;

          (iv) Any termination (including a merger in which such Entity is not the survivor) or dissolution of a Entity which is a Partner unless substantially all assets of the terminated or dissolved Person are transferred to a Person who is a permitted transferee under Section 13.02;

          (v) Any attempt by a Partner to (x) cause a partition in breach of Section 13.06 hereafter, or (y) withdraw from the Partnership, except as otherwise permitted herein or dissolve the Partnership in breach of Section 13.07;

          (vi) The failure of either party to furnish the Certification provided for in Section 12.03 hereof, or the submission of a false, inaccurate or fraudulent Certification;

          (vii) Default by a Partner or an Affiliate of a Partner under an Interested Party Contract as defined in
     Section 10 (after giving effect to any applicable period of grace); or

          (viii) Default by a Partner in the performance of any of its other obligations or duties hereunder, but only if such default has a material adverse effect on the condition
     (financial or other), business properties, net worth or results of operations of the Partnership, taken as a whole.

     (d) "Agreement" means this Agreement of Partnership, as amended from time to time.

     (e) "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under a common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities of any Person described in clauses (i) through (iii) of this sentence.

      (f) "Anniversary Date" shall mean the same day and month as the date of this Agreement occurring in any subsequent year.

     (g) "Capital Account" shall mean, with respect to any Partner, the Capital Account maintained for such Person in accordance with the provisions set forth in Section 7 hereof.

     (h) "Capital Contribution" shall mean, with respect to any Partner any contribution to the capital of the Partnership in cash or property by a Partner whenever made. "Initial Capital
Contribution" shall mean the initial contribution, by a Partner to the capital of the Partnership pursuant to this Agreement.

     (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent superseding federal revenue laws.

     (j) "Distributable Cash" shall mean all cash, revenues and funds received by the Partnership from Partnership operations, less the sum of the following to the extent paid or set aside by the
Partnership: (i) all principal and interest payments on indebtedness of the Partnership and all other sums paid to lenders;
(ii) all cash expenditures incurred in the normal operation of the Partnership's business; (iii) such Reserves as the Management Committee deem reasonably necessary for the proper operation of the Partnership's business. "Distributable Cash" shall not be reduced by depreciation or other similar non-cash allowances, but shall be increased by any reduction of Reserves previously established.

     (k) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

     (l) "Event of Bankruptcy" shall mean, with respect to any Person, any of the following:

          (i) Filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided;

          (ii) Making a general assignment for the benefit of creditors;

          (iii) Consenting to the appointment of a receiver for all or a substantial part of such Person's property;

          (iv) In the case of the filing of an involuntary petition in bankruptcy, an entry of an order for relief;

          (v) The entry of a court order appointing a receiver or trustee for all or a substantial part of such Person's property without its consent; or

          (vi) The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Person's property.

     (m) "Fundamental Issue" shall mean decisions and actions which would have a material impact on the Partnership including, specifically, the following matters:

          (i) Incurring, or becoming liable in respect of, increasing, modifying, or extending any loan or other indebtedness of the Partnership, whether secured or unsecured, including borrowings for working capital purposes;

          (ii) Acquiring, whether by purchase or otherwise, or leasing, whether as lessor or lessee, any real property;

          (iii) Acquiring or leasing any personal property other than in the ordinary course of business;

          (iv) Selling, leasing or otherwise conveying or transferring any material Partnership Assets, other than in the ordinary course of business, or granting any options, rights of first refusal, mortgages, pledges, security interests or other encumbrances with respect to such Partnership Assets;

          (v) Making any loans, extending any credit or becoming a guarantor, surety or endorser, to or for any Person
     (including any Partner) except for normal trade credit extended, and customary endorsements for deposit of instruments received, in the ordinary course of business;

          (vi) Confessing any judgment against the Partnership, releasing, compromising, assigning or transferring any claims, rights or benefits of the Partnership, submitting a Partnership claim to arbitration (other than pursuant to customary trade association rules to which the Partnership becomes subject in the ordinary course of business), or submitting a Partnership claim to litigation;

          (vii) Entering into, terminating or materially amending any contract, commitment or obligation (other than those contracts made in the ordinary course of business);

          (viii) Entering into or engaging in any business other than that described in Section 1.05 hereof;

          (ix)   Entering into or amending any Interested Party
     Contracts as described in Section 10 hereof;

          (x) Making any elections for tax purposes, including any elections pursuant to Section 754 of the Code;

          (xi) Distributing any cash or Partnership Assets, other than as provided in this Agreement, or establishing any Reserves;

          (xii)   Admitting a new Partner to the Partnership;

          (xiii)   Making additional Capital Contributions to the
     Partnership, either proportionately or disproportionately;

          (xiv)   Doing any act in contravention of this
     Agreement or which would make it impossible or unreasonably burdensome to carry on the business of the Partnership; or

          (xv) Entering into any amendment, modification, revision, supplement, rescission or termination with respect to any of the foregoing.

     (n) "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.


     (o) "Impasse" shall mean the failure of the Partners or the Management Committee to consent or agree upon a Fundamental Issue which has been placed before the Partners or the Management Committee for approval, provided that such failure to consent or agree on such Fundamental Issue makes it impossible or unreasonably burdensome to continue to carry on the business of the Partnership as contemplated by this Agreement. An Impasse shall occur on the day after the Management Committee or Partners, as the case may be, fail to approve or act upon the Fundamental Issue being considered.


     (p) "Management Committee" means the Management Committee of the Partnership established pursuant to Section 2.01 of the Act.

     (q) "Partners" shall mean those Persons who executes a counterpart of this Agreement as a Partner and each of the parties who may hereafter become Partners "Partner" means any one of the Partners.

     (r) "Partnership" means the general partnership formed by this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided. Words such as "herein", "hereafter", "hereto", "hereof" and
"hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

     (s) "Partner's Interest" shall mean a Partner's entire interest in the Partnership including, without limitation, the right to participate in the management of the business and affairs of the Partnership, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Partners granted pursuant to this Agreement and the Act.

     (t) "Partnership Assets" shall mean all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

     (u) "Percentage Interest" shall mean, for any Partner, its percentage interest in the Partnership based upon its Capital Contributions thereto as set forth in Section 5 and as the same may be changed, from time to time, based upon additional Capital Contributions made by one or more Partners as unanimously agreed to by the Partners.

     (v) "Person" shall mean any individual or Entity, and the heirs, executors administrators, legal representatives, successors and assigns of such "Person" where the context so permits.

     (w) "Prime Interest Rate" shall mean the highest domestic prime rate of interest per annum as reported or published from time to time in the money rates section of the Midwest Edition of The
Wall Street Journal, or its successor.

     (x) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with (i) Code 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separate pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss); and
(ii) GAAP employed under the accrual method of accounting.


     (y) "Regulations" shall mean proposed, temporary and final income tax regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (z) "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

     Section 2   Management and Operations

     2.01 Management Committee. The business and affairs of the Partnership shall be managed by a Management Committee. Except as may otherwise be provided herein, the Management Committee shall
(a) direct, manage and control the business, affairs and properties of the Partnership; (b) have full and complete authority, power and discretion with respect thereto; (c) make all decisions regarding those matters; and (d) perform any and all other acts or activities customary or incidental to the management of the Partnership's business.

     2.02 Number, Tenure and Qualifications. The Management Committee shall consist of four (4) members, with each Partner appointing two (2) such members. All appointments by a Partner of its members to serve on the Management Committee shall be made by written notice delivered to the other Partner. Each Partner may remove and/or replace any or all of its members on the Management Committee at any time by written notice to the other Partner. The number of members of the Management Committee shall be fixed from time to time by the unanimous vote of the Partners, but in no instance shall there be less than two (2) members (i.e. one being appointed by each Partner); and provided, further, that any increase in the number of members of the Management Committee shall be in multiples equal to the number of Partners which are then parties to this Agreement.

     2.03 Meetings. The Management Committee shall meet not less frequently than quarterly at such time and place as they may
determine.   Meetings of the Management Committee shall be called
by any two (2) members of the Management Committee upon written notice to the other members at any time. Notice of such meetings of the Management Committee shall be delivered to each member not less than ten (10) business days before the date on which the meeting is to be held, which notice shall specify the time, location and, if a special meeting, the purpose thereof. Notice of any meeting may be waived in writing by any member of the Management Committee entitled thereto.

     2.04 Quorum. The attendance of all members of the Management Committee appointed by the Partners shall constitute a quorum for the transaction of business.


     2.05 Telephonic Meetings. A member of the Management Committee may participate in any meetings thereof by means of conference telephone or similar communications equipment enabling all members of the Management Committee participating in the meeting to hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     2.06 Manner of Acting. All matters requiring an affirmative vote or the approval of the Management Committee shall be deemed approved only upon a majority vote of all members of the Management Committee present at a meeting at which a quorum is present. Any decision of the Management Committee may be made without a meeting in person if all members of the Management Committee are notified of the issue(s) to be decided and if such decision(s) are first approved by the Management Committee, either in writing or during a telephone conference call or similar means of communications allowing the members of the Management Committee participating in the meeting to hear each other at the same time. Any decisions or actions so approved by the Management Committee, other than at a meeting in which a quorum is present in person, shall be documented by a consent in writing setting forth the actions or decisions taken and signed by all of the Management Committee.

     2.07 Certain Powers of Management Committee. Without limiting the generality of Section 2.01, the Management Committee shall have power and authority, on behalf of the Partnership, to decide all Fundamental Issues to the extent allowed by the Act and otherwise:

          (a) To purchase liability and other insurance to protect the Partnership's Assets and business;

          (b) To hold and own Partnership Assets in the name of the Partnership;

          (c) To invest Partnership funds in time deposits, short-term governmental obligations, commercial paper or other prudent, low risk money market investments;

          (d) To execute on behalf of the Partnership all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Partnership's Assets; ass-ignments, bills of sale; leases; and any other instruments or documents necessary to the business of the Partnership;

          (e) To employ accountants, legal counsel, managing agents or other experts to perform services for the Partnership; and

          (f) To do and perform all other acts as may be necessary or appropriate to the conduct of the Partnership's business consistent with its purposes.


     Unless authorized to do so by this Agreement or by the Management Committee, no attorney-in-fact, employee or other agent of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable for any purpose. No Partner shall have any power or authority to bind the Partnership unless the Partner has been authorized by the Management Committee to act as an agent of the Partnership in accordance with the previous sentence.

     2.08. Liability for Certain Acts Indemnity. Each member of the Management Committee shall perform his duties on behalf of the Partnership in good faith, in a manner he reasonably believes to be in the best interest of the Partnership, and with such care as an ordinary prudent person in a like position would use under similar circumstances. No member of the Management Committee or other Person acting for the Partnership at the Management Committee's request or direction shall be liable to the Partnership or to the Partners for any actions taken or omitted to be taken by such member or Person in exercising his duties or responsibilities in that capacity, except to the extent any such act or omission was attributable to such member's or Person's willful misconduct, fraud, gross negligence or bad faith. The Partnership shall indemnify the Management Committee and any other Person acting on behalf of the Partnership at the Management Committee's request or direction, their successors and assigns, from and against any claims asserted and any losses, damages, costs or expenses, including reasonable attorneys' fees and costs of suit incurred by any member of the Management Committee and/or any such Person as a result of actions taken or omitted to be taken by any such member or Person in exercising his duties or responsibilities on behalf of the Partnership with the exception that the Partnership shall not indemnify any such member and/or Person to the extent any such member's and/or Person's acts and/or omissions are the result of any such Person's and/or member's wilful misconduct, fraud, gross negligence or bad faith.

     2.09 No Exclusive Duty to Partnership. A member of the Management Committee shall not be required to manage the Partnership have other business interests and engage in activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Partner or to the income or proceeds derived therefrom.

     2.10 Reimbursement for Expenses of Management Committee Members, Employees and Other Agents. The Partnership shall, to the maximum extent permitted by law, reimburse and make advances for reasonable expenses to members of the Management Committee, its employees and other agents.


     2.11 Resignations, Removal and Vacancies. Any members of the Management Committee may resign at any time by giving written notice to the other Management Committee members and the Partners.
 The resignation of any member of the Management Committee shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A member of the Management Committee may not be removed by the other Partner but may, as stated in Section 2.02, be substituted, removed or replaced by the Partner (and only the Partner) which originally appointed such member, at the sole and absolute discretion of such Partner. Any vacancy occurring for any reason in the number of members of the Management Committee as a result of the resignation, removal or death of a member thereof shall be filled by the Partner (and only the Partner) which initially appointed such Person. Any positions to be filled by reason of an increase in the number of Management Committee members shall be filled by each Partner appointing an additional member or members thereof, as necessary to fill, on an equal basis, the number of additional members provided for by the unanimous action of the Partners.

     2.12 Salaries. The salaries and other compensation of the members of the Management Committee, if any, shall be fixed from time to time by a unanimous vote of the Partners. No member of the Management Committee shall be prevented from receiving such salary because he is either a Partner, or an officer, director or employee, of a Partner or an Affiliate of a Partner.

     Section 3.  Rights and Obligations of Partners

     3.01 Limitation of Liability. Each Partner's liability shall be as set forth in this Agreement, the Act and other applicable law.

     3.02 List of Partners. Upon the written request of any Partner, the Management Committee shall provide a list showing the names, addresses and Partnership Interests of all Partners.

     3.03. Approval of Sale of All Assets. The Partners shall have the right, by unanimous agreement, to approve the sale, exchange or other disposition of all, or substantially all, of the Partnership's Assets which is to occur as part of a single transaction or plan.

     3.04 Partnership Company Books. The Management Committee shall maintain and preserve, or cause to be maintained and preserved, during the term of the Partnership, the accounts, books and other relevant Partnership documents described in Section 12. Upon reasonable written request, each Partner shall have the right, at a time during ordinary business hours to inspect and copy, at the requesting Partner's expense, the Partnership's books and records, including but not limited to, tax returns and reports.

     3.05 Priority and Return of Capital. Except as otherwise may be expressly provided in this Agreement, no Partner shall have priority over any other Partner, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to loans which a Partner has made to the Partnership.

     Section 4.   Meetings of Partners

     4.01 Meetings. Meetings of the Partners, for any purpose or purposes, may be called by any two (2) members of the Management
Committee or by any one (1) Partner.

     4.02 Place of Meetings. The Partners may designate any place, either within or outside the State of Illinois, as the place of meeting for any meeting of the Partners. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal place of business of the Partnership in the State of Illinois.


     4.03 Annual Meetings. An annual meeting of the Partners shall be held on the first Monday in April of each year or at such time as the Partners may designate for the transaction of any business which may come before the meeting. Special meetings of the Partners may be called, from time to time, in the manner provided in Section 4.01, for such purpose or purposes as stated in the call of the meeting.

     4.04 Notice of Meetings. Except as provided 4.05, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Persons calling the meeting, to each Partner entitled to vote at such meeting.

     4.05 Meeting of All Partners. If all of the Partners shall meet at any time or place, either within or outside the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

     4.06 Record Date. For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, or Partners entitled to receive payment of any distribution, or in order to make a determination of Partners for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution or written consent declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Partners. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     4.07 Quorum. Any meeting of Partners shall require that all one hundred percent (100%) of the Percentage Interests be represented at such meeting in person or proxy in order to constitute a quorum for purposes of conducting business at such meeting. A duly authorized officer, manager or representative of any Partner which is an Entity may attend any meeting or act for the Partner pursuant hereto. In the absence of a quorum at any such meeting, the Partner or Partners present may adjourn the meeting from time to time provided that a notice of the adjourned meeting, including the date, time and place of the rescheduled meeting, shall be given to each Partner which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of any Percentage Interests whose absence would cause less than a quorum.

     4.08 Manner of Acting. If a quorum is present, the affirmative vote of Partners holding one hundred percent (100%) of the Percentage Interests shall be the act of the Partners.


     4.09 Proxies. At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Management Committee before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     4.10 Action by Partners Taken Without a Meeting. Any action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Partner entitled to vote and delivered to the Management Committee for inclusion in the minutes or for filing with the Partnership records. Any action taken under this Section is effective when all Partners entitled to vote have signed the consent, unless the consent specifies a different effective date.

     4.11 Waiver of Notice. When any notice is required to be given to any Partner, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.


     Section 5.   Capital Contributions to the Company

     5.01 Partners' Capital Contributions. Each Partner shall contribute the following as its Capital Contribution to the
Partnership:

                  Form of
                  Capital                 Capital
Partner           Contribution            Contribution

Moorman           Cash                    $1,500,000.00
Red Oak           Cash                    $1,500,000.00

Such contributions shall be made at such time as determined by the Management Committee upon not less than three (3) business days advance written notice from the Management Committee to each Partner. All such contributions shall be made on an equal basis by the Partners in proportion to each Partner's Percentage Interest in the Partnership. The Accountants for the Partnership shall determine the fair market value of all property, other than cash, contributed by the Partners.

     5.02 Additional Capital Contributions. No Partner shall make any additional Capital Contributions to the Partnership unless the Management Committee agrees upon such additional Capital Contributions. Such additional Capital Contributions shall be made either proportionately or disproportionately as the Management Committee determines. If disproportionately, then the Partners' Percentage Interest in the Partnership shall be adjusted to take into account such disproportionate additional Capital Contributions. After the making of any such determination, each Partner shall deliver to the Partnership on the date agreed to by the Management Committee, its share thereof, if any. All additional Capital Contributions shall be made in cash unless otherwise agreed to by the Management Committee.


     5.03 Actions Upon Default in Making a Capital Contribution. In the event that any Partner fails to make a Capital Contribution pursuant to the provisions of Sections 5.01 or 5.02 hereof on or before the date on which it is due (hereinafter a "Defaulting Partner"), then, in the event that the other Partner is obligated to and has made its Capital Contribution as provided for under such Section (hereinafter a "Nondefaulting Partner"), the Nondefaulting Partner may, in its sole discretion, elect to take any one of the following actions:

     (a) The Nondefaulting Partner may give written notice delivered to the Partnership and the other Partners demanding an immediate return to it by the Partnership of an amount equal to the defaulted Capital Contribution which was not made by the Defaulting Partner, in which case the Partnership shall return such amount, together with interest thereon at the Prime Interest Rate calculated on a per diem basis (on a 360 day year) for the number of days which lapsed between the date the Nondefaulting Partner made its Capital Contribution and the date on which such sum is returned. If a Nondefaulting Partner elects this option, then it shall, for all purposes, be considered that the principal sum returned to the Nondefaulting Partner was a loan to the Partnership and not a Capital Contribution. In addition to receiving a return of the above-described sum, the Nondefaulting Partner may in the notice delivered pursuant to this Section 5.03(a), also give notice that in the event the Defaulting Partner does not make the agreed upon Capital Contribution, in full, within thirty (30) days following the date of such notice (in which case the Nondefaulting Partner shall also properly recontribute the principal sum returned to it), the Nondefaulting Partner may deem such failure an Adverse Act by the Defaulting Partner by giving such Defaulting Partner notice to that effect.

     (b) The Nondefaulting Partner may elect to advance directly to the Partnership, as a loan to the Defaulting Partner, the amount of Capital Contribution not made by the Defaulting Partner and the loan shall bear interest at the per annum rate which is the lesser of (i) the Prime Interest Rate plus two (2) percentage points, such rate to be changed as often as the Prime Interest Rate changes, or
(ii) the maximum rate of interest permitted by Illinois law. As long as any amount remains due with respect to any such loan, any subsequent distributions made pursuant to this Agreement to which the Defaulting Partner would otherwise be entitled shall be paid directly to the Nondefaulting Partner, which distribution shall be applied first to interest then due and then to principal until such loan is paid in full. The payment of such a loan shall be secured by the Defaulting Partner's Percentage Interest in the Partnership and the Defaulting Partner hereby grants a security interest in such Percentage Interest to the Nondefaulting Partner and hereby appoints the Nondefaulting Partner as its attorney-in-fact with full power and authority to prepare and execute any documents, instruments and agreements including, but not limited to, any financing statements, that may be necessary or appropriate to perfect and continue such security interest in favor of the Nondefaulting Partner. This power of attorney is coupled with an interest and cannot be revoked. In the event such loan is not repaid in full within one hundred twenty (120) days after it is made, such nonpayment shall be deemed an Adverse Act by the Defaulting Partner and the Nondefaulting Partner may exercise any rights or remedies available hereunder or at law as in equity, including the right to dissolve the Partnership pursuant to Section 15.


     5.04.  General.

     (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contribu-tion unless agreed to by the Partners. Any and all Capital Contributions returned to Partners shall be on an equal basis in proportion to each Partner's Percentage Interest in the Partnership. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

     (b) No Partner shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement.

Section 6.   Partnership Financing

     6.01 Partnership Borrowings. The working capital and other requirements of the Partnership which are not funded through the earnings of the Partnership or through Capital Contributions made pursuant to Sections 5.01 and 5.02 may be met by borrowings from financial institutions or other Persons, in such amounts and upon such terms and conditions as the Management Committee shall, from time to time, deem appropriate.

     6.02 Loans by Partners and Affiliates. No loans shall be made to the Partnership by any Partner or an Affiliate of any Partner other than pursuant to Section 5.03(b), without the prior consent of all Partners, after full disclosure of the amount to be loaned, the purpose of such financing, the interest rate and payment terms offered, and the identification of any collateral to be pledged to secure such loan. All Partners shall be given the opportunity to participate in any such financing by loaning to the Partnership a pro rata share of the amount to be financed in proportion to such Partner's respective Percentage Interest in the Partnership at the time of such financing; provided, however, that no Partner shall be obligated to make any loan to the Partnership.

     Section 7.   Capital Accounts

     7.01 Individual Capital Accounts. An individual Capital Account shall be maintained for each Partner. The Capital Account of each Partner shall consist of (a) the sum of: (i) cash contributed by the Partner to the Partnership; (ii) the fair market value of any property other than cash contributed by the Partner to the Partnership; (iii) any Profits and any items in the nature of income or gain allocated to the Partner pursuant to this Agreement; and (iv) any other items required to be added thereto pursuant to Regulation Section 1.704-1(b)(2)(iv), less (b) the sum of (i) the amount of all cash distributions by the Partnership to the Partner;
(ii) the fair market value of any property other than cash distributed by the Partnership to the Partner; (iii) any Losses and any items in the nature of expenses, losses or deductions allocated to the Partner pursuant to this Agreement, and (iv) any other items required to be subtracted therefrom under Regulation Section 1.704-1(b)(2)(iv).


     7.02 Transfer of Capital Account. In the event of a permitted sale or exchange of a Partnership Interest in the Partnership, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Partnership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Regulations.

     7.03 Manner of Maintaining Capital Accounts. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. If the Partnership determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of his Section should be modified in order to comply with Regulations Section 1.704-1(b), then notwithstanding anything to the contrary contained in the preceding provisions of this Section 7, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Partners as set forth in this Agreement.

     Section 8.   Allocations

     8.01 Profits. Profits for any fiscal year shall be allocated fifty percent (50%) to Moorman and fifty percent (50%) to Red Oak.

     8.02 Losses. Losses for any fiscal year shall be allocated fifty percent (50%) to Moorman and fifty percent (50%) to Red Oak.

     8.03  General.

     (a) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, or any other allocation not otherwise provided for shall be divided among the Partners in the same proportion as they share Profits or Losses, as the case may be, for the fiscal year.

     (b) The Partners are aware of the income tax consequences of the allocations made by this Section 8 and hereby agree to be bound by the provisions of this Section 8 in reporting their shares of Profits and Losses for income tax purposes.

     (c) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items as may determined on a daily, monthly or other basis, shall be determined by the Management Committee using any permissible method under Code Section 706 or any Regulations thereof.


     Section 9.   Distributions


     9.01 Distributable Cash. Except as provided in Section 15 hereof, relating to the liquidation and winding up of the Partnership, and subject to the limitations of Sections 9.04 and 9.05, all distributions of cash, including Distributable Cash or other property, shall be made, at such time or times as may be determined by the Management Committee, fifty percent (50%) to Moorman and fifty percent (50%) to Red Oak. Notwithstanding the foregoing provision, the Partners agree that non-discretionary, i.e., mandatory, distributions shall be made, from time to time, as necessary to cover the Partners' income tax liabilities arising from their proportionate share of the Partnership's gains and Profits.

     9.02 Distributions in Event of a Transfer. In the event a Partnership Interest is transferred in accordance with the relevant provisions of this Agreement relating to transfers, distributions which are made on or before the date of a permitted transfer shall be made to the transferor and all distributions thereafter shall be made to the transferee, provided that proper notice of such transfer has been delivered to the Partnership. Any attempt to make a transfer which is not permitted under this Agreement shall not give rise in any transferee to a right to receive any distributions hereunder.

     9.03 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution by the Partnership to any Partners shall be treated as amounts distributed to the Partners for purposes of this Agreement.

     9.04  Limitations Upon Distributions.

     (a) No distributions or return of contributions shall be made and paid if, after the distribution or return of contribution is made either:

     (i)  the Partnership would be insolvent; or

     (ii) the net assets of the Partnership would be less than zero.

     (b) The Management Committee may base a determination that a distribution or return of contribution may be made under Section
9.04 in good faith reliance upon a balance sheet and profit and loss statement of the Partnership represented to be correct by the Person having charge of its books of account or certified by the Accountants to fairly reflect the financial condition of the Partnership.

     Section 10. Related Party Transactions. The Partnership may contract to purchase goods or services from any Partner or an Affiliate of a Partner ("Interested Party Contracts"). All Interested Party Contracts shall be negotiated, conducted and handled in all respects on an arm's length basis and in good faith.
 As of the date hereof the only Interested Party Contract is the Management Agreement referred to in Section 11.


     Section 11. Management Agreement. Simultaneously with the execution of this Agreement, Moorman's, Inc., which is an Illinois corporation and a member of Moorman, and the Partnership shall enter into a Management Agreement with respect to the day to day operations of the Partnership which Management Agreement shall be in the form of Exhibit A attached hereto.

     Section 12.   Accounting and Records

     12.01 Accounting Method. The Partnership shall use a method of accounting, as approved by the Partnership, in the preparation of its financial records and for tax purposes and shall keep its books and records accordingly.

     12.02 Accounting Records. Complete and accurate business and accounting records shall be maintained reflecting all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the Partnership's business in accordance with GAAP consistently applied. The Partnership's books and records shall be maintained at the principal place of business of the Partnership and each Partner shall have the right, at its sole expense, to inspect, examine, copy and/or audit the Partnership's Company's books and records during normal business hours.

     12.03 Financial Statements; Audit. As soon as practicable, but not later than thirty (30) days after the end of each month, the Management Committee shall furnish each Partner with an unaudited balance sheet and an unaudited statement of income or loss for the month and year to date, all in reasonable detail, setting forth in each case in comparative form the figures for the corresponding period (or periods) of the previous fiscal year.

     The Management Committee shall annually and upon dissolution under Section 15, appoint Accountants to examine the Partnership's financial statements as of the end of such fiscal year or upon dissolution and to render its opinion as to whether those financial statements present fairly the financial position and results of operations and statement of cash flow of the Partnership. Each Partner shall be furnished with a copy of such audited financial statements and the Accountants' opinion within ninety (90) days after the end of each fiscal year of the Partnership or after dissolution.

     Each Partner shall have the right, at its sole expense, to review and verify all charges made for services rendered or goods sold to the Partnership by any Partner or any Affiliate of a Partner. Upon the request of either Partner, the other shall prepare and submit to the requesting Partner (but not more often than semi-annually) a certification detailing and itemizing such charges during such period of time as specified in the request and verifying the truth, completeness and accuracy thereof ("Certification"). The review and verification may include audits by such independent certified public accountants as the Partner conducting the review deems advisable. Upon request, each Partner or such Partner's Affiliate shall make all records relating to the charges in question available to the Partner doing the review, or its representatives, during normal business hours at such Partner's or such Partner's Affiliate's principal place of business.


     12.04 Fiscal Year. The fiscal year of the Partnership shall end on December 31 each calendar year during the term of the Partnership, unless otherwise unanimously agreed to by the Partners or required by the Internal Revenue Service.

     12.05  Tax Matters Partner and Tax Returns.

     (a) Tax Matters Partner. Moorman is hereby designated "Tax Matters Partner" for the Partnership and shall be so designated in each Federal information return filed on behalf of the Partnership.
 The Tax Matters Partner shall not be liable to the Partnership or any other Partner for any act or omission on behalf of the Partnership, which act or omission was within the scope of authority conferred on the Tax Matters Partner by this Agreement, unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence or a violation of law. Within five (5) business days of receipt, each Partner shall give to each other Partner written notice of the first Partner's receipt from any taxing authority of any notification of an audit or investigation of or involving the Partnership or the reporting of Profits or Losses thereof. The Tax Matters Partner shall keep the other Partners fully advised of the progress of any audit and shall promptly supply the other Partners with copies of any written communication received from the Internal Revenue Service or any other taxing authority relating to any audit within ten (10) days of receipt thereof, and shall at least ten (10) days prior to submitting any materials to the Internal Revenue Service or other taxing authority provide such materials to the other Partners. Each Partner shall have the right to participate in (i) any audit or other administra-tive proceeding relating to the determination of income, gains, Profits, Losses, deductions or credits at the Partnership level and
(ii) any material discussions with the Internal Revenue Service or other taxing authority relating to Partnership tax issues. No position will be taken with respect to material tax issues, no statute of limitations will be extended, no protest or petition related to any tax issue will be filed and no settlement or compromise of any tax issue related to the Partnership will be made without the consent of all affected Partners, which consent shall not be unreasonably withheld.

     (b) Tax Returns. Acting pursuant to instructions of the Management Committee, the Tax Matters Partner shall cause income and other required federal, state and local tax returns for the Partnership to be prepared in a manner consistent with the provisions of this Agreement and sent to each Partner for review at least ten (10) business days prior to filing, and to be timely filed with the appropriate authorities. The Tax Matters Partner and all affected Partners shall consult and cooperate in good faith to resolve any objections to the manner in which any such return has been prepared and to make appropriate changes before the deadline for timely filing (taking into account any available extensions). Unless each affected Partner agrees otherwise, the Tax Matters Partner shall also prepare, submit for review and file any amendment to or request for administrative adjustment to such tax returns that may be necessary to reflect material adjustments by federal, state or local tax authorities to the valuation or tax basis of any of the Assets or of any Partner's Interest in the Partnership. Acting pursuant to instructions of the Management Committee, the Tax Matters Partner shall make such elections as it shall deem to be in the best interests of the Partnership and the Partners. The cost of preparation of such returns shall be borne by the Partnership.


     (c) Projections and Reports. The Tax Matters Partner shall cause to be provided to each Partner not later than April 15 of each year information concerning the Partnership's projected taxable Profits or Losses and each class of income, gain, loss, deduction or credit (and the allocation thereof under the provisions of this Agreement) which is relevant to reporting a Partner's share of Partnership Profits, gain, Losses, deduction or credit for purposes of Federal or state income tax. If any Partner questions the method or amount of any tax allocation made pursuant to Section 8 hereof, the Partners shall consult in good faith and agree on the proper allocation. Information required for the preparation of a Partner's income tax returns, i.e. a Form K-1, shall be furnished to the Partners as soon as possible after the close of the Partnership's fiscal year.

     (d) Cooperation. The Tax Matters Partner shall, from time to time, upon request of any Partner, reasonably cooperate with such Partner on any tax matters relating to the Partnership.

     12.06 Bank Accounts. All funds contributed or advanced by the Partners or borrowed for the account of the Partnership and all other revenues received as a result of the conduct of the Partnership's business shall be deposited in the name of the Partnership in an account (or accounts) to be established at such bank or banks as the Management Committee shall approve from time to time. The funds of the Partnership shall not be commingled with the funds of any other Person. Checks, drafts and other types of transfers may be drawn on such accounts by signature or signatures of and authorized by those Persons designated, from time to time, by the Management Committee.


     Section 13.   Transfers of Interest

     13.01 Restrictions on Transfers. Except as expressly permitted or required by this Agreement, no Partner shall, directly or indirectly, in any manner, sell, assign, pledge, transfer, encumber, hypothecate, exchange or otherwise dispose of, either for value or otherwise, all or any part of its Partnership Interest or cause, permit or recognize any sale, transfer, assignment, encumbrance or other disposition, directly or indirectly, of any of its interest in the Partnership, nor shall any such interest be subject, directly or indirectly, to sale, transfer, assignment, encumbrance, hypothecation, exchange or other disposition by operation of law or agreement, without the prior written consent of all Partners. Any such transfer or attempted transfer in violation of the preceding sentence shall be null and void and shall not be recognized by the Partnership for any purpose whatsoever.

     13.02   Permitted Transfers.

     (a) Notwithstanding the foregoing limitations, each Partner shall have the right to transfer all (but not less than all) of its Partnership Interest in the Partnership as described in this
Section 13.02 (a Partner so transferring such interest, a "Transferring Partner").


     (b) A Partner may transfer its Partnership Interest (i) to any Affiliate of such Partner; (ii) to any other Person approved by all of the Partners; or (iii) to any other Person in compliance with the procedure outlined in Section 13.03.

     (c) It shall be a condition precedent to any transfer described in this Section 13 that: (i) the transferee shall, by an instrument or document in form satisfactory to the Partnership and its counsel, become a party to and assume and agree to be bound by all provisions of this Agreement, including the provisions of this
Section 13, and to assume all obligations of the transferor Partner with respect to this Agreement and the Partnership Interest being transferred; (ii) unless otherwise unanimously agreed to by the Partners, the Partnership shall have received, prior to the transfer, an opinion of counsel acceptable to the Management Committee that such transfer will not terminate the Partnership for federal income tax purposes; (iii) such transferee shall pay or make satisfactory arrangements to pay, in the opinion of the Management Committee, all reasonable costs and expenses incurred by the Partnership in connection with such transfer and (iv) in the case of a transfer to a Partner's Affiliate, that the Transferring Partner advises the other Partner(s) in writing of such transfer within seven (7) days following such transfer.

     (d) Upon the transfer of its Partnership Interest in accordance with this Section, a Transferring Partner shall thereupon cease to be a Partner and shall be relieved of liability hereunder; its transferee shall thereupon be substituted in its place hereunder, and all references herein to Partners shall include such transferee, but no such transfer shall otherwise affect the rights or obligations of any of the parties hereto.

     (e) The Partners intend that any transfer permitted hereby shall not result in a termination of the Partnership and, notwithstanding, any "dissolution" of the Partnership under the Act, the Partnership shall continue to hold the Partnership Assets in accordance with the terms of this Agreement and there shall be no liquidation or winding up of the Partnership hereunder.

     13.03  Right of First Refusal.

     (a) If a Partner desires to sell all or any portion of its Partnership Interest in the Partnership (the "Selling Partner") to a third party purchaser (which must be other than an Affiliate of the Selling Partner), the Selling Partner shall obtain from a third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered (the "Written Offer").
 The Selling Partner shall give written notification to the other Partner(s) ("Remaining Partner(s)") by certified mail or personal delivery, of its intention to so transfer such interest by furnishing to the Remaining Partners a copy of the Written Offer to purchase such interest.


     (b) The Remaining Partners and each of them shall, on a basis pro rata to their Percentage Interest in the Partnership or on a basis pro rata to the Percentage Interests of those Remaining Partners exercising their right of first refusal, have the right to exercise a right of first refusal to purchase all (but not less than all) of the interest proposed to be sold by the Selling Partner upon the same terms and conditions as stated in the Written Offer by giving written notification to the Selling Partner, by certified mail or personal delivery, of their intention to do so within forty-five (45) days after receiving the Written Offer from the Selling Partner. Failure of the Remaining Partners to so notify the Selling Partner of their desire to exercise this right of first refusal within said forty-five (45) day period shall result in the termination of the right of the first refusal and the Selling Partner shall be entitled to consummate the sale of its interest in the Partnership, to such third party purchaser, provided that the sale shall be consummated in accordance with the Written Offer and within sixty (60) days following the expiration of the aforesaid forty-five (45) day period.

     In the event the Remaining Partners (or any one or more of the Remaining Partners) give written notice to the Selling Partner of their desire to exercise this right of first refusal to purchase all of the Selling Partner's interest in the Partnership which the Selling Partner desires to sell upon the same terms and conditions as are stated in the aforesaid Written Offer, the Remaining Partners shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within sixty
(60) days after written notification to the Selling Partner of the Remaining Partner or Partner's election to exercise their right of first refusal.

     13.04 Effective Date of Sale. Any sale or transfer of Partnership Interest in compliance with this Section 13 shall become effective as of the date which is the later of (i) the last day of the calendar month in which the Remaining Partners' consent is given or (ii) the date on which the transferee complies with the conditions set forth in Section 13.02(c).

     13.05 Reasonableness of Restrictions. Each Partner acknowledges and agrees that the restrictions on the transfer of Partnership Interest set forth in this Section 13 are reasonable in view of the Partnership's purpose and the relationship of the Partners. Accordingly, such restrictions shall be specifically enforceable.

     13.06 Waiver of Partition. No Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership Assets, and notwithstanding any provisions of applicable law to the contrary, each Partner (and his legal representatives, successors or assigns) hereby irrevocably waives any and all rights to maintain any action for partition or to compel any sale with respect to its Partnership Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

     13.07  Covenant Not to Withdraw or Dissolve.
Notwithstanding any provision of the Act, each member hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that all Partners will continue as Partners and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly provided in Sections 1.04 and 15.01, no Partner shall withdraw or retire from the Partnership, be entitled to demand or receive a return of such Partner's Profits (or a bond or other security for the return of such Profits), or exercise any power under the Act to dissolve the Partnership without the unanimous consent of the Partners.


     Section 14.   Additional Partners

     From and after the date of the formation of the Partnership, any Person acceptable to the Partners by their unanimous vote thereof, shall become a Partner of the Partnership, either through the issuance by the Partnership of a Partnership Interest to such Person for such consideration as the Partners by their unanimous vote shall determine, or as a transferee of a Partner's Partnership Interest, or any portion thereof, subject to the terms and conditions of this Agreement. No new Partners shall be entitled to any retroactive allocation of Profits, Losses, income or expense deductions incurred by the Partnership. The Management Committee may, at their option, at the time a Partner is admitted, close the Partnership books (as though the Partnership's tax year had ended) or make pro rata allocations of Profits, Losses, income and expense deductions for the Partners for that portion of the Partnership's tax year in which a Partner was admitted in accordance with the provisions of Code Section 706(d) and the Regulations promulgated thereunder. In the event another Partner is added, a supplemental agreement, in terms satisfactory to all Partners, shall be executed by all Partners setting forth: (a) the amount of capital and the allocation thereof among the Partners; (b) the percentages in which the Partnership's Profits and Losses shall be thereafter shared or borne; and (c) a statement that all Partners shall be bound by this Agreement as amended by the supplemental agreement. Every new Partner shall contribute to the Partnership in cash or property at the time of its admission, its portion of the capital account, as set forth in the supplemental agreement.

     Section 15.   Dissolution and Termination

     15.01 Dissolution Events. The Partnership shall dissolve and commence winding up and liquidation upon the first to occur of any of the following ("Liquidating Events"):

     (a) The occurrence of an Impasse, which persists for a period of forty-five (45) days;

     (b) A Partner electing to dissolve the Partnership by written notice to the other Partners after a Partner so notified committed or sustained an Adverse Act which Adverse Act is not remedied by the Partner committing or sustaining the same within sixty (60) days of such Partner receiving notice thereof from the other Partner.

     (c) The Partnership is dissolved by either Partner pursuant to Section 1.04 hereof;

     (d)  The sale of all or substantially all of the Partnership
Assets;

     (e)  The unanimous written agreement of all Partners;

     (f) The happening of any other event that makes it unlawful or impossible to carry on the business of the Partnership;


     (g) The death, retirement, resignation, expulsion, Event of Bankruptcy or dissolution of a Partner or occurrence of any other event which terminates the continued membership of a Partner in the Partnership (a "Withdrawal Event"), unless the business of the Partnership is continued by the written consent of all remaining Partners within ninety (90) days after the Withdrawal Event and there are at least two (2) remaining Partners.

     (h) Any event that causes there to be only one Partner, unless within ninety (90) days of such event there is admitted to the Partnership one or more new Partners who, under the Act, have the authority to and do consent to the continuation of the business of the Partnership.

     The Partners agree that, notwithstanding any provisions of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. If it is determined, by a court of competent jurisdiction, that the Partnership has dissolved prior to the occurrence of a Liquidating Event, the Partners agree to continue the business of the Partnership without a winding up or liquidation and to take any steps necessary to continue the Partnership pursuant to the terms of this Agreement.

     15.02 Winding Up and Distribution of Assets. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidation its assets, and satisfying the claims of its creditors and Partners. Thereupon, no Partner shall take any action which is inconsistent with, or not necessary to, or appropriate for, winding up the Partnership's business and affairs.
 The Management Committee shall be responsible for overseeing the winding up and liquidation of the Partnership and shall take full account of the Partnership's liabilities and Partnership Assets, and the Partnership Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

     (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than Partners or their Affiliates, including expenses of liquidation and winding up;

     (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to Partners and their Affiliates; and

     (c) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

      Upon completion of the winding up, liquidation and distribution of the Partnership Assets, the Partnership shall be deemed terminated. The Management Committee shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Partnership and the final distribution of its Partnership Assets.


     15.03  Return of Contribution Non-Recourse to Other
Partners. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Partner shall look solely to the Partnership's Assets for the return of its Capital Contribution. If the Partnership's Assets remaining after the payment or discharge of the debts and liabilities is insufficient to return the Capital Contribution of one or more Partners, such Partner or Partners shall have no recourse against any other Partner, except as otherwise provided by law.

     15.04 Reserves. In the discretion of the Management Committee, a prorata portion of the distributions that would otherwise be made to the Partners pursuant to Section 15.02(c) may be withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

     15.05 Deficit Restoration Provisions and Compliance with Timing Requirements of Regulations. In the event the Partnership or a Partner's interest in the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), then (a) distributions shall be made pursuant to Section 15.02 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3) for the last day of the taxable year of the Partnership in which the liquidation occurs or, if later, the date which is ninety (90) days after the date of such liquidation. The proceeds of such restoration payments shall be distributed as provided in Section 15.02.

     Section 16.   Representations and Warranties

     Moorman, with respect to itself, represents and warrants to Red Oak, and Red Oak, with respect to itself, represents and warrants to Moorman:

     (a) Moorman and Red Oak are each limited liability companies, each of which is validly existing and in good standing under the laws of its jurisdiction of organization, and each has the power to own its assets and properties, carry on its business as now conducted, and execute, deliver and perform this Agreement.

     (b) Its execution, delivery and performance of this Agreement has been duly authorized by all necessary company action, and is valid and binding upon and enforceable against it in accordance with the respective terms hereof. Neither the execution and delivery of this Agreement nor the performance of this Agreement will conflict with, result in a breach of, accelerate any obligations under or give rise to a right of termination under the terms of any agreement or instrument to which it is a party or by which any of its assets or properties are bound or affected, or will conflict with or violate any judgment, decree, order, statute or other provision of law, or result in any charge, claim, encumbrance or restriction on any of its assets or properties, or conflict with any terms or provisions of its Articles of Organization or Agreement.


     (c) Without limiting the generality of the foregoing, any required governmental approval of and permissions for its execution, delivery and performance of this Agreement have been duly obtained.

     Section 17.   General Provisions

     17.01 Inconsistent Actions. Neither Partner shall take any action, as Partners of the Partnership, whether permitted by the laws of the State of Illinois or otherwise, inconsistent with the terms of this Agreement.

     17.02 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Partners with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and understandings between the Partners relating to the subject matter of this Agreement.

     17.03  Applicable Law.  This Agreement and its
interpretation shall be governed exclusively by its terms and by the laws of the State of Illinois, and specifically the Act.

     17.04 Severability. The unenforceability, invalidity, or illegality of any provision above shall not affect or impair any other provision or render it unenforceable, invalid or illegal.

     17.05 Interpretation. Whenever used in this Agreement, unless the context clearly indicates otherwise, the use of the singular includes the plural and vice versa; and the use of the neuter or any gender is applicable to any other gender or the neuter. The captions and the table of contents, if any, are for convenience only and shall not affect the interpretation or construction of this Agreement.

     17.06 Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

     17.07 Waiver. A Partner's failure to enforce at any time or for any period of time any provision of this Agreement or to exercise any right or remedy does not constitute a waiver of such provision, right or remedy, or prevent such party thereafter from enforcing any or all provisions and exercising any and all rights and remedies. The exercise of any right or remedy does not constitute an election or prevent the exercise of any or all rights or remedies otherwise available.

     17.08 Expenses and Costs. Each Partner shall pay its own expenses, incurred by or on behalf of it and in connection with the authorization, preparation and signing of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.


     17.09 Notice. Unless otherwise expressly provided, any notice, demand, request, consent, approval or communication that a Partner desires or is required to give to the other Partner (or any other Person) hereunder must be in writing and shall be deemed properly delivered and received: (i) on the date delivered if delivered in person; (ii) three (3) business days after being deposited in the U.S. mail, if sent by certified mail, return receipt requested, postage prepaid; (iii) on the day received if sent by facsimile or telefax transmission; and (iv) one (1) business day after being properly delivered to a recognized guaranteed overnight courier (e.g. Federal Express), with all charges prepaid or billing thereof properly arranged to sender.
All such notices shall be addressed to the Partner at the address set forth below or such other address as such Partner may designate by written notice in accordance with this provision:

     If to Moorman:
     Moorman's Quality Feeders, LLC
     1000 North 30th Street
     P.O. Box C1
     Quincy, Illinois  62305-3115
     ATTENTION: Michael J. Foster, Manager

     If to Red Oak:
     Red Oak Feeders, L.C.
     2010 Commerce Drive
     PO Box 456
     Red Oak, Iowa 51566
     ATTENTION: Gordon Reisinger, President

     If to the Partnership:
     To all current members of the Management Committee.

     17.10 Amendment. No amendment, modification, termination or waiver of this Agreement or any provision thereof shall be effective unless made in writing and signed by each Partner.

     17.11 Indemnification. The Partnership shall indemnify, and hold each Partner and each of its Affiliates harmless against, to the full extent permitted by law, any loss, damage, cost or expense (including court costs and reasonable attorney fees) which such Partner or such Affiliates may sustain or incur by reason of any claim, demand, suit or recovery by any Person or Entity (other than such Partner or an Affiliate of such Partner) arising or allegedly arising out of the Partnership's business, including the Partner's management of the Partnership or the Partners' acts or omissions in connection with the management of the Partnership.

     17.12 Binding Effect. Unless otherwise expressly provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective legal representatives, successors, transferee and assigns.

     17.13 Counterparts. This Agreement may be signed in several counterparts, including a photocopy or facsimile thereof, each of which, including the signature thereon, shall be an original and all of which together shall constitute one and the same agreement.


     17.14 Further Action. Each Partner agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

     IN WITNESS WHEREOF, the Partners hereto have caused their signatures or the signatures of their duly authorized representatives, to be set forth below as of the day and year first above written.

PARTNERS:

Moorman's Quality Feeders, LLC         Red Oak Feeders, L.C.



By:  _________________________         By:___________________________
     Its Manager                          Its President